Exhibit 4.1

ADVANCE AUTO PARTS, INC.
as Issuer
EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO
as Subsidiary Guarantors
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

Indenture
Dated as of April 16, 2020

3.900% Notes due 2030

2

Section 8.02. Legal Defeasance and Discharge	43
Section 8.03. Covenant Defeasance	44
Section 8.04. Conditions to Legal or Covenant Defeasance	44
Section 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions	45
Section 8.06. Repayment to Company	46
Section 8.07. Reinstatement	46
Section 8.08. Satisfaction and Discharge of Indenture	47

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders	48
Section 9.02. With Consent of Holders	49
Section 9.03. Compliance with Trust Indenture Act	50
Section 9.04. Revocation and Effect of Consents and Waivers	50
Section 9.05. Notation on or Exchange of Notes	50
Section 9.06. Trustee to Sign Amendments	50
Section 9.07. Payments for Consents	50

ARTICLE 10
SUBSIDIARY GUARANTEES

Section 10.01. Subsidiary Guarantee	51
Section 10.02. Execution and Delivery of Subsidiary Guarantee	52
Section 10.03. Limitation of Subsidiary Guarantee	52
Section 10.04. Waiver of Subrogation	53
Section 10.05. Release of Subsidiary Guarantee	53

ARTICLE 11
MISCELLANEOUS

Section 11.01. Trust Indenture Act	54
Section 11.02. Notices	54
Section 11.03. Communication by Holders with Other Holders	54
Section 11.04. Certificate and Opinion as to Conditions Precedent	55
Section 11.05. Statements Required in Certificate or Opinion	55
Section 11.06. Acts of Holders	55
Section 11.07. Rules by Trustee, Paying Agent and Registrar	57
Section 11.08. Legal Holidays	57
Section 11.09. Governing Law	57
Section 11.10. No Recourse Against Others	57
Section 11.11. Successors	58
Section 11.12. Multiple Originals	58
Section 11.13. Table of Contents and Headings	28

Section 11.14. Severability	58
Section 11.15. Force Majeure	58
Section 11.16. U.S.A. Patriot Act	58

EXHIBITS
EXHIBIT A Form of Note
EXHIBIT B Form of Supplemental Indenture
EXHIBIT C Restricted Legend
EXHIBIT D DTC Legend
EXHIBIT E Regulation S Certificate
EXHIBIT F Certificate of Beneficial Ownership
EXHIBIT G Certificate of Beneficial Ownership
EXHIBIT H Temporary Offshore Global Note Legend

INDENTURE, dated as of April 16, 2020, among Advance Auto Parts, Inc., a Delaware corporation, as issuer, the Subsidiary Guarantors parties hereto from time to time and Wells Fargo Bank, National Association, a national banking association, as trustee.
RECITALS
The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $500,000,000 aggregate principal amount of the Company’s 3.900% Notes due 2030 and, if and when issued, any Additional Notes and any Exchange Notes issued therefor as provided herein (the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of any Exchange Notes and any Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
In addition, the Subsidiary Guarantors parties hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Subsidiary Guarantor, in accordance with its terms, have been done, and each Subsidiary Guarantor has done all things necessary to make the Subsidiary Guarantee of such Subsidiary Guarantor, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Subsidiary Guarantor as hereinafter provided.
The Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
WITNESSETH
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.    Definitions.
“Act” has the meaning has the meaning assigned to such term in Section 11.06.
“Additional Interest” means additional interest, if any, owed to the Holders pursuant to the Registration Rights Agreement.
“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under the Indenture in an offering not registered under the Securities Act and any

Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, shall mean the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent or co-registrar.
“Agent Member” means a member of, or a participant in, the Depositary.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Company) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the Company’s option, be extended).
“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Board of Directors” means the Board of Directors of the Company, or any authorized committee of the Board of Directors, as applicable.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certification and delivered to the Trustee.
“Business Day” means any day other than a Legal Holiday.
“Capital Markets Debt” means any debt for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (ii) has an aggregate principal amount outstanding of (A) at least $25.0 million, at any time that any Existing Notes remain outstanding or (B) at least $75.0 million at any time that no Existing Notes remain outstanding.
“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit G.
“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following:
(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Company or one of its Subsidiaries;
(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
(4) the first day on which the majority of the members of the board of directors of the Company ceases to be Continuing Directors; or
(5) the adoption of a plan relating to the liquidation or dissolution of the Company.
“Change of Control Offer” has the meaning assigned to such term in Section 4.10.
“Change of Control Payment” has the meaning assigned to such term in Section 4.10.
“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period. If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have been downgraded by at least one rating category or have ceased to be rated Investment Grade, as applicable, by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually occurred.
“Clearstream” means Clearstream Banking, société anonyme, or any successor thereto.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Company as having a maturity comparable to the remaining term (as measured from the date of redemption assuming such Notes matured on the Par Call Date) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations as calculated by the Company.
“Company” means Advance Auto Parts, Inc., or any successor thereto.
“Consolidated Net Tangible Assets” means the aggregate amount of the Company’s assets (less applicable reserves and other properly deductible items) and the Company’s consolidated Subsidiaries’ assets after deducting therefrom (a) all current liabilities (excluding the sum of any debt for money borrowed having a maturity of less than twelve months from the date of the Company’s most recent consolidated balance sheet but which by its terms is renewable or extendable beyond twelve months from such date at the option of the borrower and, without duplication, any current installments thereof payable within such twelve month period) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP.
“Continuing Director” means, as of any date of determination, any member of the Board of Directors who:
(1) was a member of the Board of Directors on the date of the Indenture; or
(2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.
“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.
“Covenant Defeasance” has the meaning assign to such term in Section 8.03.
“Credit Facility” means the credit agreement, dated as of January 31, 2017, among the Company, Advance Stores Company, Incorporated, the lenders referred to therein and Bank of America, N.A., as administrative agent, as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Credit Facility Debt” means any debt for borrowed money that (i) is incurred pursuant to a credit agreement, including pursuant to the Credit Facility or other agreement providing for revolving credit loans, term loans or other debt entered into between the Company or any of its Subsidiaries and any lender or group of lenders and (ii) has an aggregate principal amount outstanding or committed of (A) at least $25.0 million at any time that any Existing Notes remain outstanding or (B) at least $75.0 million at any time that no Existing Notes remain outstanding.
“Custodian” has the meaning assigned to such term in Section 6.01.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means the depositary of each Global Note, which will initially be DTC.
“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.
“Domestic Subsidiary” means any Subsidiary of the Company organized under the laws of any state of the United States of America or the District of Columbia.
“DTC” means The Depository Trust Company, a New York corporation, or any successor thereto.
“DTC Legend” means the legend set forth in Exhibit D.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor thereto.
“Event of Default” has the meaning assigned to such term in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Notes” means the Notes issued in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Additional Notes in compliance with the terms of the Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Additional Notes, as the case may be, except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend and (ii) the provisions relating to Additional Interest will be eliminated.
“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Additional Notes to exchange outstanding Initial Notes or any Additional Notes, as the case may be, for Exchange Notes as provided for in the Registration Rights Agreement.
“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Existing Notes” means the Company’s (i) 4.50% Senior Unsecured Notes due January 15, 2022 and (ii) 4.50% Senior Unsecured Notes due December 1, 2023.
“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.
“Foreign Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction other than a state of the United States of America or the District of Columbia.
“Funded Debt” means debt which matures more than one year from the date of creation or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the Person for which the determination is being made. “Funded Debt” does not include (1) obligations created pursuant to leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.
“GAAP” means generally accepted accounting principles in the United States of America as determined by the Public Company Accounting Principles Oversight Board.
“Global Note” means a Note in registered global form without interest coupons.
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any debt. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
“Holder” means the registered holder of any Note.
“Indenture” means this indenture, as amended, restated, supplemented or otherwise modified from time to time.
“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or any Additional Notes by the Company.
“Interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Payment Date” means April 15 and October 15 of each year, commencing October 15, 2020.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s, and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).
“Issue Date” means April 16, 2020.
“Legal Defeasance” has the meaning assigned to such term in Section 8.02.
“Legal Holiday” has the meaning assigned to such term in Section 11.08.
“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such property or assets.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Non-U.S. Person” means a Person that is not a U.S. person, as that term is defined in Regulation S.
“Notes” has the meaning assigned to such term in the Recitals.
“Notice of Default” has the meaning assigned to such term in Section 6.01.
“Officer” means, with respect to any Person, the Chairman of the board of directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or Clerk, any Assistant Secretary or any Vice-President of such Person. The term Officer of any Subsidiary Guarantor has a correlative meaning.
“Officer’s Certificate” means a certificate signed on behalf of the Company or a Subsidiary Guarantor by an Officer of the Company or such Subsidiary Guarantor, as applicable, that meets the requirements of Section 11.04 and 11.05 hereof.
“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.
“Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of Section 11.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Par Call Date” has the meaning assigned to such term in Section 3.01(a).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).
“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.
“Permitted Liens” means:
(1) Liens (other than Liens created or imposed under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), for taxes, assessments or governmental charges or levies not yet subject to penalties for non-timely payment or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(2) statutory Liens of landlords and Liens of mechanics, materialmen, warehousemen, carriers and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that any such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
(3) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company and Subsidiaries of the Company in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, laws or regulations, or to secure the performance of tenders, statutory obligations, bids, leases, trade or government contracts, surety, indemnification, appeal, performance and return-of-money bonds, letters of credit, bankers acceptances and other similar obligations (exclusive of obligations for the payment of borrowed money), or as security for customs or import duties and related amounts;
(4) Liens in connection with attachments or judgments (including judgment or appeal bonds); provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;
(5) Liens securing indebtedness (including capital leases) incurred to finance the purchase price or cost of construction of property or assets (or additions, repairs, alterations or improvements thereto); provided that such Liens and the indebtedness secured thereby are incurred within twelve months of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof;

(6) Liens securing industrial revenue bonds, pollution control bonds or similar types of tax-exempt bonds;
(7) Liens arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or exercise of any privilege, franchise or license;
(8) encumbrances, covenants, conditions, restrictions, easements, reservations and rights of way or zoning, building code or other restrictions (including defects or irregularities in title and similar encumbrances) as to the use of real property, or Liens incidental to conduct of the business or to the ownership of properties of the Company or any Subsidiary of the Company not securing debt that do not in the aggregate materially impair the use of said properties in the operation of the business of the Company, including its Subsidiaries, taken as a whole;
(9) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Company, including its Subsidiaries, taken as a whole;
(10) Liens on property or assets at the time such property or assets is acquired by the Company or any Subsidiary of the Company;
(11) Liens on property or assets of any Person at the time such Person becomes a Subsidiary of the Company;
(12) Liens on receivables from customers sold to third parties pursuant to credit arrangements in the ordinary course of business;
(13) Liens existing on the Issue Date or any extensions, amendments, renewals, refinancings, replacements or other modifications thereto;
(14) Liens on any property or assets created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property or assets, whether directly or indirectly, by way of share disposition or otherwise;
(15) Liens securing debt of a Subsidiary of the Company owed to the Company or to another Subsidiary of the Company;
(16) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;
(17) Liens to secure debt of joint ventures in which the Company or any of its Subsidiaries has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures;
(18) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(19) Liens arising from financing statement filings regarding operating leases;
(20) Liens in favor of customs and revenue authorities to secure custom duties in connection with the importation of goods;
(21) Liens securing the financing of insurance premiums payable on insurance policies; provided, that, such Liens shall only encumber unearned premiums with respect to such insurance, interests in any state guarantee fund relating to such insurance and subject and subordinate to the rights and interests of any loss payee, loss payments which shall reduce such unearned premiums;
(22) Liens securing cash management obligations (that do not constitute indebtedness) in the ordinary course of business;
(23) Liens on any property or assets of any Foreign Subsidiaries of the Company securing debt of such Foreign Subsidiaries (but not debt of the Company or any Domestic Subsidiaries);
(24) Liens securing indebtedness in an aggregate principal amount at any time outstanding not exceeding $250.0 million in respect of any arrangement under which the Company or any Subsidiary of the Company transfers, once or on a revolving basis, without recourse (except for indemnities and representations customary for securitization transactions and except for the retention of risk in an amount and form required by applicable laws and regulations or as is customary for a similar type of transaction) involving one or more “true sale” transactions, accounts receivable or interests therein and related assets customarily transferred in connection with securitization transactions (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers; and
(25) other Liens on property or assets of the Company and the property or assets of any Subsidiaries of the Company securing debt in an aggregate principal amount (together with the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions entered into in reliance on this clause) not to exceed, as of any date of incurrence of such debt pursuant to this clause and after giving effect to such incurrence and the application of the proceeds therefrom, the greater of (1) $375.0 million and (2) 15% of the Company’s Consolidated Net Tangible Assets.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Rating Agency” means each of Moody’s and S&P; provided, that, if either Moody’s or S&P ceases to provide rating services to companies or investors, the Company may appoint a replacement for such Rating Agency.

“Register” has the meaning assigned to such term in Section 2.09.
“Registrar” means a Person engaged to maintain the Register.
“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Subsidiary Guarantors parties thereto and the Initial Purchasers parties thereto with respect to the Initial Notes and (ii) with respect to any Additional Notes, any registration rights agreements among the Company, any Subsidiary Guarantors and the Initial Purchasers parties thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.
“Regular Record Date” for the interest payable on any Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.
“Regulation S” means Regulation S under the Securities Act.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
“Reference Treasury Dealers” means each of BofA Securities, Inc. and J.P. Morgan Securities LLC and their respective successors, and any other primary Treasury dealer selected by the Company. If any of the foregoing ceases to be a primary U.S. government securities dealer in New York City, the Company shall substitute another primary Treasury dealer.
“Responsible Officer” with respect to the Trustee, means any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who customarily performs functions similar to those performed by such Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for administration of the Indenture.
“Restricted Legend” means the legend set forth in Exhibit C.
“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor thereto.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Funded Debt” means all Funded Debt of the Company or its Subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the Notes).
“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Stated Maturity” means the date specified in a Note as the fixed date on which an amount equal to the principal amount of such Note is due and payable.
“Subsidiary” of any Person means any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes pursuant to the terms set forth in the Indenture.
“Subsidiary Guarantor” means each Subsidiary of the Company that is a guarantor under the Indenture; provided, however, that, upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with the Indenture, such Person shall cease to be a Subsidiary Guarantor.
“Surviving Person” has the meaning assigned to such term in Section 5.01.
“Surviving Guarantor” has the meaning assigned to such term in Section 5.02.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.
“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit H.
“Treasury Rate” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term (as measured from the date of redemption assuming such Notes matured on the Par Call Date) of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated by the Company on the third business day preceding the date fixed for redemption.
“Trigger Period” means the period commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change).
“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.
“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, and the rules and regulations thereunder.
“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
Section 1.02.    Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided:
(1)    a term has the meaning assigned to it;
(2)    “or” is not exclusive;
(3)    words in the singular include the plural, and in the plural include the singular;
(4)    provisions apply to successive events and transactions;
(5)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(6)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(7)    “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;
(8)    all references to Sections, Articles or Exhibits refer to Sections, Articles or Exhibits of or to the Indenture unless otherwise indicated; and
(9)    references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).
ARTICLE 2
THE NOTES
Section 2.01.    Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in minimum denominations of $2,000 and any multiple of $1,000 in excess thereof. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture is unlimited.

The Company may from time to time, without notice to or the consent of the then existing Holders of the Notes, increase the principal amount of the Notes and issue Additional Notes in an unlimited amount, which Additional Notes will have the same form and terms as the Initial Notes or the Exchange Notes, as the case may be, except for the issue price, the date of issuance and the date from which interest thereon will begin to accrue and such Additional Notes will form a single series with the previously issued Initial Notes or Exchange Notes, as the case may be, including for voting purposes; provided that any Additional Notes that are not fungible with the Initial Notes or the Exchange Notes, as the case may be, for United States federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the Initial Notes or the Exchange Notes, as the case may be
(b)    (1)    Except as otherwise provided in paragraph ☐ (c), Section 2.10(b) or(c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.
(1)    Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.
(2)    Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.
(3)    Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).
(4)    Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act (other than Regulation S and Rule 144A) will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.
(5)    Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.
(e)    (1)    If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or
(2)    after an Initial Note or any Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act, the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(f)    By its acceptance of any Note bearing the Restricted Legend (or a beneficial interest therein), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (or a beneficial interest therein) set forth in the Indenture and the Restricted Legend and agrees that it will transfer such Note (and a beneficial interest therein) only in accordance with the Indenture and the Restricted Legend.
Section 2.02.    Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
(b)    A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.
(c)    At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:
(i)    Initial Notes for original issue in the aggregate principal amount not to exceed $500,000,000;
(ii)    Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company; and
(iii)    Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Additional Notes, as the case may be, after the following conditions have been met:
(1)    receipt by the Trustee of an Officer’s Certificate specifying
(A)    the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
(B)    whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,
(C)    whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and
(D)    other information the Company may determine to include or the Trustee may reasonably request.
(2)    In the case of Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to United States federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

(3)    In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officer’s Certificate to that effect). Initial Notes or Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.
Section 2.03.    Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by such Agent will be deemed to be references to such Agent. The Company may act as Registrar or (except for purposes of Article Eight) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.
(b)    The Company will require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
Section 2.04.    Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. An indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.
Section 2.05.    Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:
(1)    Notes cancelled by the Trustee or delivered to it for cancellation;
(2)    any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3)    on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an offer to purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
(b)    A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note; provided that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that, in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Responsible Officer of the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.
Section 2.06.    Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.
Section 2.07.    Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
Section 2.08.    CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers, and the Trustee will use “CUSIP” numbers in notices of redemption or exchange or in offers to purchase as a convenience to Holders; provided that neither the Company nor the

Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Note, check, advice of payment or notice of redemption or exchange or offer to purchase and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or offer to purchase and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption, exchange or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.
Section 2.09.    Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes. Except under the circumstances described in clause (b)(4) below, the Notes will be issued in global form only.
(b)    (1)    Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
(2)    Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in Section 2.09(b)(4).
(3)    Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
(4)    If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder
(c)    Each Certificated Note will be registered in the name of the holder thereof or its nominee.
(d)    A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.02. The Trustee will promptly register any such transfer or exchange that meets the requirements of this Section 2.09 by noting the same in the register maintained by the Trustee for the purpose; provided that (x) no transfer or exchange will be effective until the transfer or exchange is registered in such register and (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed, (i) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of the Note not being redeemed, or (i) if a redemption is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.
From time to time, the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.09.
No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or other similar governmental charge payable upon exchange pursuant to clause (b)(4) above).
(e)    (1)    Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(2)    Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
(3)    Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
(4)    Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
Section 2.10.    Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
(b)    The transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend.
(c)    The transfer or exchange of a beneficial interest in an Offshore Global Note for a beneficial interest in a U.S. Global Note may only be made upon receipt by the Trustee of a duly completed Rule 144A Certificate.

(d)    No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such Officer’s Certificate; or (1)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.
Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.
(e)    The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee. The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Section 2.11.    Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.
(b)    An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such Certificate of Beneficial Ownership during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
(c)    Notwithstanding clause (b) above, if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d)    Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01.    Optional Redemption. (a) The Notes may be redeemed in whole or in part at any time and from time to time prior to January 15, 2030 (three months prior to the Stated Maturity of the Notes) (the “Par Call Date”), at the option of the Company, at a redemption price equal to the greater of:
(1)    100% of the principal amount of the Note to be redeemed; and
(2)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would have been made if such Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus 50 basis points, plus accrued interest thereon to but excluding the redemption date.
(b)    On or after the Par Call Date, the Notes may be redeemed in whole or in part at any time and from time to time, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
Section 3.02.    Notices to the Trustee. If the Company elects to redeem the Notes, it shall notify the Trustee of the redemption date and the principal amount of the Notes to be redeemed and the redemption price. The Company shall give such notice to the Trustee at least 45 but no more than 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).
Section 3.03.    Selection of the Notes to be Redeemed. (a) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed as follows:
(1)    if the Notes are listed on any national securities exchange, in compliance with the requirements of such national securities exchange on which the Notes are listed; or
(2)    if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate in accordance with the procedures of DTC.

(b)    No Notes of $2,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall make the selection at least 30 days but not more than 60 days before the redemption date from outstanding Notes not previously redeemed.
(c)    If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount of such Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become irrevocably due on the date fixed for redemption at the applicable redemption price, plus accrued and unpaid interest to the redemption date. On and after the redemption date, unless the Company defaults in making the applicable redemption payment, interest ceases to accrue or accrete on the Notes or portions thereof called for redemption.
Section 3.04.    Notice of Redemption. (a) At least 30 days but not more than 60 days before the redemption date, the Company shall mail or cause to be mailed, by first class mail, or shall deliver or cause to be delivered electronically (in the case of Global Notes) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:
(1)    the redemption date;
(2)    the redemption price or the appropriate calculation of the redemption price, which in each case will include interest accrued and unpaid to the date fixed for redemption;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, unless the Company defaults on making such redemption payment, interest on Notes or portion thereof called for redemption ceases to accrue on and after the redemption date;
(7)    the paragraph of the Notes and/or provision of the Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)    the CUSIP number printed on the Notes being redeemed; and

(9)    that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice or printed on the Notes.
(b)    At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter notice as may be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section 3.04.
(c)    The Company shall deliver to the Trustee an Officer’s Certificate setting forth the redemption price and the calculation thereof no later than one Business Day prior to the redemption date.
Section 3.05.    Effect of Notice of Redemption. (a) Once notice of redemption is mailed or transmitted, as the case may be, in accordance with Section 3.04 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
(b)    Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Section 3.06.    Deposit of Redemption Price. (a) Prior to 10:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, the Notes to be redeemed on that date, other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall as promptly as practicable return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. In addition, if any money deposited with the Trustee or with the Paying Agent, or held by the Company, in respect of any redemption of Notes remains unclaimed for two years after the applicable redemption date, such money shall be handled in accordance with Section 8.06.
(b)    If the Company complies with the provisions of Section 3.06(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes redeemed. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.06(a), interest shall be paid on the unpaid principal from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal.

Section 3.07.    Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and, upon the Company’s written request, the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
ARTICLE 4
COVENANTS
Section 4.01.    Payment of Notes. (a) The Company shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary Guarantor or an Affiliate of the Issuer or a Subsidiary Guarantor, holds as of noon (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
(b)    The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
(c)    Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make, or cause to be made, all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.
Section 4.02.    SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding, the Company shall file with the SEC and furnish to the Trustee and the Holders copies of such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, at the times specified for the filing of such information, documents and reports under such Sections, provided, however, that the Company will not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings. The Company also shall comply with the other provisions of the Trust Indenture Act § 314(a). The Trustee shall have no obligation to determine whether the Company has made such filings.
In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with the Trust Indenture Act § 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
Section 4.03.    Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2020, an Officer’s Certificate stating that, in the course of the performance by the signer of his or her duties as an Officer of the Company, he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If the signer does, the certificate shall describe the Default, its status and what action the Company is taking or propose to take with respect thereto. The Company also shall comply with the Trust Indenture Act § 314(a)(4).
Section 4.04.    Further Instruments and Acts. The Company shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.
Section 4.05.    Corporate Existence. Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(a)    its corporate existence in accordance with its organizational documents (as the same may be amended from time to time); and
(b)    the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
Section 4.06.    Maintenance of Office or Agency. (a) The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.
(b)    The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency
Section 4.07.    Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any debt of the Company or any of its Subsidiaries secured by a Lien (other than Permitted Liens) upon any property or assets (other than deposit accounts, inventory, accounts receivable or the proceeds therefrom), without making effective provision to secure all of the Notes, equally and ratably with any and all other debt secured thereby, so long as any of such debt shall be so secured.
Section 4.08.    Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary of the Company to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property or assets that have been or are to be sold or transferred by the Company or such Subsidiary of the Company to such Person, with the intention of taking back a lease of such property or assets (a “Sale and Leaseback Transaction”) unless either:
(a)    within 12 months after the receipt of the proceeds of the sale or transfer, the Company or any Subsidiary of the Company applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such property or assets (as determined in good faith by the Board of Directors as of any date within 90 days prior to the date of such sale or transfer) to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or
(b)    the Company or such Subsidiary of the Company would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Lien on such property or assets in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the Notes pursuant to Section 4.07.
The restriction in this Section 4.08 shall not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between the Company and a Subsidiary of the Company or between Subsidiaries of the Company; provided that the lessor is the Company or a wholly-owned Subsidiary of the Company; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject property or assets.
Section 4.09.    Subsidiary Guarantees. If, after the Issue Date, any Credit Facility Debt or Capital Markets Debt of the Company or any Subsidiary of the Company is or becomes guaranteed by any Domestic Subsidiary of the Company then, if such Domestic Subsidiary of the Company is not already a Guarantor, the Company shall cause such Domestic Subsidiary within 30 days after such Domestic Subsidiary guarantees such Credit Facility Debt or Capital Markets Debt to (a) execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B pursuant to which such Domestic Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under the Indenture, including the prompt payment in full when due of the principal of, premium on, if any, interest and, without duplication, defaulted interest, if any, on the Notes and all other amounts payable by the Company thereunder and hereunder, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on any overdue principal and any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes on the terms set forth in Article Ten, and (b) deliver to the Trustee an Opinion of Counsel to the effect that (i) such supplemental indenture and guarantee of the Notes has been duly executed and authorized and (ii) such supplemental indenture and guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Domestic Subsidiary of the Company, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity.
Section 4.10.    Repurchase of Notes Upon a Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as set forth in Article Three, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following the date on which the Change of Control Triggering Event occurred or, at the option of the Company, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send, electronically or by first-class mail, a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and, if sent prior to the date of consummation of the Change of Control, stating that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in such notice. Such notice shall also state:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes tendered will be accepted for payment;
(2)    the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent, other than as may be required by applicable law (the “Change of Control Payment Date”);
(3)    that any Note not tendered will continue to accrue interest;
(4)    that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the

Paying Agent prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
(b)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.
(c)    On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted pursuant to the Change of Control Offer together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
(d)    The Paying Agent will promptly transmit to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 and or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)    Except as described in this Section 4.10, the Indenture does not contain provisions that permit Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction
(f)    Notwithstanding anything to the contrary in this Section 4.10, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 and purchases all Notes properly tendered and not properly withdrawn pursuant to the Change of Control Offer or (1) notice of redemption has been given pursuant to Section 3.04.
ARTICLE 5
SUCCESSOR COMPANIES
Section 5.01.    Merger, Consolidation or Sale of Assets of the Company. The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a wholly owned Subsidiary of the Company into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its property in any one transaction or series of related transactions unless:
(a)    the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;
(b)    the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, and the due and punctual performance and observance of all the covenants and conditions of the Indenture and, if applicable, the Registration Rights Agreement to be performed by the Company;
(c)    immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and
(d)    the Company shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent provided herein relating to such transaction have been complied with.
For the purposes of this Section 5.01, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more Subsidiaries of the Company, which property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.
Section 5.02.    Merger Consolidation or Sale of Assets of Subsidiary Guarantors. Unless the Subsidiary Guarantee of the applicable Subsidiary Guarantor is permitted to be released in connection with such transaction pursuant to Section 10.05, such Subsidiary Guarantor shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:
(a)    such Subsidiary Guarantor shall be the surviving Person (the “Surviving Guarantor”) or the Surviving Guarantor (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited partnership or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;
(b)    the Surviving Guarantor (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Guarantor, such Subsidiary Guarantor’s Subsidiary Guarantee of the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, and the due and punctual performance and observance of all the covenants and conditions of the Indenture and, if applicable, the Registration Rights Agreement to be performed by such Subsidiary Guarantor;
(c)    immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and
(d)    the Company shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.02 and that all conditions precedent in the Indenture relating to such transaction have been complied with.
Section 5.03.    Surviving Person Substituted. (a) In case of any such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture and, if applicable, the Registration Rights Agreement to be performed by the Company or a Subsidiary Guarantor, as the case may be, such successor entity shall succeed to and be substituted for and may exercise every right and power of the Company or a Subsidiary Guarantor, as the case may be, under the Indenture and, if applicable, the Registration Rights Agreement with the same effect as if it had been named as the Company or a Subsidiary Guarantor, as the case may be, herein and therein and thereupon the predecessor entity shall be relieved of all obligations and covenants under the Indenture, the Notes and, if applicable, the Registration Rights Agreement.
(b)    In case of any such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
(c)    Nothing contained in the Indenture or the Notes shall prevent (i) the Company or any Subsidiary Guarantor from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Company); or (i) any Subsidiary Guarantor from merging or consolidating with or into , or selling, transferring, assigning, leasing, conveying or otherwise disposing of all of substantially all of its property to, the Company or another Subsidiary Guarantor.
ARTICLE 6
DEFAULT AND REMEDIES
Section 6.01.    Events of Default. (a) Each of the following constitutes an “Event of Default” with respect to the Notes:
(1)    a default in the payment of the principal amount or redemption price with respect to any Note when such amount becomes due and payable;
(2)    the Company fails to pay interest on any Note within 30 days of when such amount becomes due and payable;
(3)    the Company fails to comply with any of its covenants or agreements in the Indenture or the Notes (other than a failure that is subject to the foregoing clauses (1) or (2)) and the Company fails to cure (or obtain a waiver of) such default and such failure continues for 60 days after written notice is given to the Company as specified below;
(4)    a default under any debt for money borrowed by the Company or any Subsidiary of the Company that results in acceleration of the maturity of such debt, or failure to pay any such debt within any applicable grace period after final stated maturity, in an aggregate amount greater than $25.0 million at any time that any Existing Notes remain outstanding or $75.0 million at any time that no Existing Notes remain outstanding, or its Foreign Currency equivalent at the time, without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by the Company of notice of the default by the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;
(5)    the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case;

(ii)    consents to the entry of an order for relief against it in an involuntary case;
(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)    makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(6)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company in an involuntary case;
(ii)    appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company or for any substantial part of its property; or
(iii)    orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or
(7)    except as permitted pursuant to Section 10.05 any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on its behalf, shall deny or disaffirm its obligations under its Subsidiary Guarantee.
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Custodian” means, for the purposes of this Article Six, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of a Default or an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
Section 6.02.    Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Company or any Subsidiary Guarantor) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company in writing (and to the Trustee, if given by Holders of such Notes) specifying the Event of Default, declare to be immediately due and payable the principal amount of all the Notes then outstanding plus accrued and unpaid interest to the date of acceleration. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Company or any Subsidiary Guarantor shall occur, the principal amount of all the Notes then outstanding plus accrued and unpaid interest on the Notes shall ipso facto become and be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.
(b)    At any time after the principal of the Notes shall have been so declared due and payable (or has become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Company and the Trustee, rescind and annul such declaration and its consequences and waive such Event of Default, if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon the Notes and the principal of (and premium, if any, on) the Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07, and (ii) all Events of Default under the Indenture, other than the nonpayment of accelerated principal, premium, if any, or interest on Notes, shall have been remedied or waived as provided in Section 6.04. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 6.03.    Other Remedies. (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.
(b)    The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.    Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes then outstanding may, by written notice to the Trustee, waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes, or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
Section 6.05.    Control by Majority. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with applicable law or the Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall receive indemnity satisfactory to it against all losses, liabilities, claims and expenses caused by taking or not taking such action.
Section 6.06.    Limitation on Suits. (a) Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Note when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:
(1)    the Holder previously gave the Trustee written notice stating that an Event of Default is continuing;
(2)    the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;
(3)    such Holder or Holders offer to the Trustee indemnity or security to the Trustee reasonably satisfactory to it against any loss, liability or expense;
(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(5)    the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a written direction inconsistent with the request during such 60-day period.
(b)    It is understood and intended and expressly covenanted by each Holder with every other Holder and the Trustee that a Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07.    Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes held by such Holder, on or after the Stated Maturity, or to bring suit for the enforcement of any such payment on or after the Stated Maturity, shall not be impaired or affected without the consent of such Holder.
Section 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
Section 6.09.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by applicable law or regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 7.07.
Section 6.10.    Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
First: to the Trustee in all of its capacities hereunder for amounts due under the Indenture;
Second: to Holders for amounts due and unpaid on the Notes for the principal amount of, premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on Notes for the principal amount of, premium, if any, and accrued and unpaid interest, respectively; and
Third: to the Company.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
Section 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.
Section 6.12.    Waiver of Stay, Extension or Usury Laws. Neither the Company nor any Subsidiary Guarantor (to the extent the Company or such Subsidiary Guarantor may lawfully do so) shall at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture, and the Company and each Subsidiary Guarantor (to the extent that the Company or such Subsidiary Guarantor may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
THE TRUSTEE
Section 7.01.    Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of the Indenture. However, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates or Opinions of Counsel to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liability for its own grossly negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)    this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)    Every provision of the Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)    Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.
(g)    No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h)    Every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the Trust Indenture Act.
Section 7.02.    Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
(e)    The Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to the Indenture and the Notes, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(i)    Subject to Section 7.01(a), the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the losses, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.
(j)    The Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(k)    The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture.
(l)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to the Indenture.
(n)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, the Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
Section 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Indenture or the Notes, shall not be accountable for the Company’s use of the proceeds from the Notes and shall not be responsible for any statement of the Company in the Indenture, the Notes or any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication.
Section 7.05.    Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall send, electronically or by first-class mail, to each Holder notice of the Default within 90 days after it occurs. The Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.
Section 7.06.    Reports by Trustee to Holders. (a) If required by the Trust Indenture Act § 313(a), within 60 days after each April 15 beginning April 15, 2021, for so long as the Notes remain outstanding, the Trustee shall send, electronically or by first-class mail, to each Holder a brief report dated as of such reporting date that complies with the Trust Indenture Act § 313(a). The Trustee shall also comply with the Trust Indenture Act § 313(b).
(b)    A copy of each report at the time such report is sent to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.
Section 7.07.    Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, court costs, accountants and experts. The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the administration of this trust, the enforcement of the Indenture (including this Section 7.07) and the performance of its duties hereunder; provided that the Company need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by an indemnified party through such party’s own gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder.
(b)    To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any additional payments on the Notes.
(c)    When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(a)(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of the Indenture or the resignation or removal of the Trustee.
Section 7.08.    Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee and may appoint a successor Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company shall remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged bankrupt or insolvent;
(3)    a receiver or other public officer takes charge of the Trustee or its property; or
(4)    the Trustee otherwise becomes incapable of acting.
(b)    If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes then outstanding, and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
(c)    (A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture. The successor Trustee shall send, electronically or by first-class mail, a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the

Notes then outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
Section 7.09.    Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
(b)    In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by the Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in the Indenture provided that the certificate of the Trustee shall have.
Section 7.10.    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of the Trust Indenture Act § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with the Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of the Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in the Trust Indenture Act § 310(b)(1) are met.
Section 7.11.    Preferential Collection of Claims Against Company. The Trustee shall comply with the Trust Indenture Act § 311(a), excluding any creditor relationship listed in the Trust Indenture Act § 311(b). A Trustee who has resigned or has been removed shall be subject to the Trust Indenture Act § 311(a) to the extent indicated.
ARTICLE 8
LEGAL DEFEASANCE, COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE
Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an

Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to the Notes upon compliance with the conditions set forth below in this Article Eight.
Section 8.02.    Legal Defeasance and Discharge. (a) Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of the Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under the Notes and the Indenture (and the Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)    the Company’s obligations with respect to the Notes under Article Two;
(2)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith under Article Two and Article Seven (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and
(3)    this Article Eight.
Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03.    Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company, the Subsidiary Guarantors and any Significant Subsidiaries, as applicable, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Section 4.02, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Article 5, Section 6.01(4), Section 6.01(5) and Section 6.01(6) hereof on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood the Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of the

Indenture shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(3) hereof (solely with respect to the covenants described in Section 4.02, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Article 5, Section 6.01(4), Section 6.01(5) and Section 6.01(6)) shall not constitute an Event of Default with respect to the Notes.
Section 8.04.    Conditions to Legal or Covenant Defeasance. (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
(1)    the Company must irrevocably deposit in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Notes to the Stated Maturity or redemption, as the case may be;
(2)    the Company shall have delivered to the Trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on the Notes to the Stated Maturity or redemption, as the case may be;
(3)    123 days pass after the deposit is made and, during the 123 day period, no Default specified in Section 6.01(a)(5) or (6) with respect to the Company or any other Person making such deposit occurs that is continuing at the end of such period;
(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than, if applicable, a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(5)    such deposit does not constitute a default under any other agreement or instrument binding on the Company;
(6)    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not require registration under the Investment Company Act of 1940, as amended;
(7)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (i) since the date of the Indenture there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(8)    in the case of the Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred; and
(9)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Section 8.04 have been complied with.
Section 8.05.    Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.
(a)    Subject to Section 8.06 hereof, all money and noncallable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
(b)    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c)    Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or noncallable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06.    Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07.    Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or noncallable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.
Section 8.08.    Satisfaction and Discharge of Indenture. If at any time: (a) the Company shall have delivered to the Trustee for cancellation all of the Notes theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.04 and for whose payment money and/or U.S. Government Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 8.06); or (a) the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash in United States Dollars, noncallable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to the Notes by the Company, and shall have delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with, then the Indenture shall thereupon cease to be of further effect with respect to the Notes except for:
(1)    the Company’s obligations with respect to the Notes under Article Two;
(2)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and
(3)    this Article Eight,
each of which shall survive until the Notes have been paid in full (thereafter, the Company’s obligations in Section 7.07 only shall survive).
Upon the Company’s exercise of this Section 8.08, the Trustee, on demand Company and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture.
ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 9.01.    Without Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder:
(1)    to evidence the succession of another Person to the Company or a Subsidiary Guarantor pursuant to Article Five and the assumption by such successor of the Company’s or such Subsidiary Guarantor’s covenants, agreements and obligations in the Indenture and the Notes;
(2)    to provide for the issuance of Additional Notes in accordance with the limitations set forth herein;
(3)    to surrender any right or power conferred upon the Company or any Subsidiary Guarantor by the Indenture, to add to the covenants of the Company or any Subsidiary Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders as the Board of Directors shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under the Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such default;
(4)    to cure any ambiguity, omission, defect or inconsistency or to correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any Notes that may be defective or inconsistent with any other provision contained therein;

(5)    to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not materially adversely affect the interests of any Holders;
(6)    to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture hereto under the Trust Indenture Act as then in effect;
(7)    to add or to change any of the provisions of the Indenture to provide that Notes in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Notes in registered form or of principal, premium or interest with respect to Notes in bearer form, or to permit Notes in registered form to be exchanged for Notes in bearer form, so as to not adversely affect the interests of the Holders or any coupons of the Notes in any material respect or permit or facilitate the issuance of Notes in uncertificated form;
(8)    to secure the Notes;
(9)    to add Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Indenture;
(10)    to make any change not otherwise specified in this Section 9.01 that does not adversely affect the rights of any Holder in any material respect; or
(11)    to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee.
Section 9.02.    With Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes and, subject to Section 6.04 and 6.07, waive compliance by the Company or any Subsidiary Guarantor with the provisions of the Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) affected by such amendment. However, without the consent of each Holder affected, an amendment or supplement may not:
(1)    reduce the percentage of the principal amount of Notes, the Holders of which must consent to an amendment, modification, supplement or waiver;
(2)    reduce the rate of or extend the time for payment of interest on any Note;
(3)    reduce the principal amount or extend the Stated Maturity of any Note;
(4)    reduce the amount payable upon the redemption of any Note or add redemption provisions to any Note;

(5)    make any Note payable in money other than that stated in the Indenture or such Note;
(6)    other than in accordance with the provisions of the Indenture, eliminate any existing Subsidiary Guarantee of the Notes; or
(7)    make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.
(b)    It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send, electronically or by first-class mail, to all affected Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.02.
Section 9.03.    Compliance with Trust Indenture Act. Every amendment or supplement to the Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.
Section 9.04.    Revocation and Effect of Consents and Waivers.
(a)    A consent to an amendment or supplement or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment, supplement or waiver has been executed by the Company and the Trustee.
(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.05.    Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
Section 9.06.    Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and (subject to Section 7.02) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by the Indenture.
Section 9.07.    Payment for Consents. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.
ARTICLE 10
SUBSIDIARY GUARANTEES
Section 10.01.    Subsidiary Guarantee. (a) Subject to the provisions of this Article Ten, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees, on an unsubordinated unsecured basis, irrespective of (i) the validity and enforceability of the Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Subsidiary Guarantor, that:
(1)    the principal of, premium, if any, interest and defaulted interest with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or defaulted interest with respect to the Notes and all other obligations of the Company or any Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder and all other obligations under the Indenture shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and thereof, and
(2)    in case of any extension of time of payment or renewal of the Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantee and shall entitle the Holders or the Trustee to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.
(b)    Each Subsidiary Guarantor, by execution of its Subsidiary Guarantee, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that such Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Indenture and such Subsidiary Guarantee.
(c)    The Subsidiary Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.
(d)    The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(e)    No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under the Subsidiary Guarantee of such Subsidiary Guarantor by reason of his, her or its status as such partner, manager, member shareholder, director, officer, employee, agent or incorporator.
Section 10.02.    Execution and Delivery of Subsidiary Guarantee. The execution by each Subsidiary Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) shall evidence the Subsidiary Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer of the Subsidiary Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in the Indenture on behalf of each Subsidiary Guarantor.
Section 10.03.    Limitation of Subsidiary Guarantee. The obligations of each Subsidiary Guarantor are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.
Section 10.04.    Waiver of Subrogation. Each Subsidiary Guarantor, by execution of the Indenture, waives to the extent permitted by law any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Subsidiary Guarantor, by execution of its Subsidiary Guarantee, shall acknowledge that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.
Section 10.05.    Release of Subsidiary Guarantee. Any Subsidiary Guarantee issued pursuant to Section 4.09 (including, without limitation, any Subsidiary Guarantee issued on the

Issue Date) shall be automatically and unconditionally released upon the release of the guarantee that resulted in Section 4.09 becoming applicable (other than by reason of payment under such guarantee) so long as the Subsidiary Guarantor providing such Subsidiary Guarantee is not at such time guaranteeing any other Credit Facility Debt or Capital Markets Debt of the Company or any Subsidiary of the Company and no Default or Event of Default is then continuing. In addition, any Subsidiary Guarantee shall be automatically and unconditionally released upon: (i) the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such Subsidiary Guarantor (other than to the Company or any Affiliate of the Company); or (ii) the sale or disposition of all or substantially all the property of such Subsidiary Guarantor (other than to any Affiliate of the Company other than another Subsidiary Guarantor); provided, however, that, in each case, after giving effect to such transaction, such Subsidiary Guarantor is no longer liable for any guarantee or other obligations in respect of any Credit Facility Debt or Capital Markets Debt of the Company or any of its Subsidiaries. Any Subsidiary Guarantee shall also be automatically and unconditionally released if the Company exercises the Legal Defeasance or the Covenant Defeasance as set forth in Article Eight or if the Company’s obligations under the Indenture are discharged as set forth in Section 8.08. The Company will give prompt written notice to the Trustee of the automatic release of any Subsidiary Guarantee pursuant to this Section 10.05. At the Company’s written instruction, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.
ARTICLE 11
MISCELLANEOUS
Section 11.01.    Trust Indenture Act. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
Section 11.02.    Notices.
(a)    Any notice or communication shall be in writing (including facsimile and PDF transmission) and delivered in person, mailed by first-class mail or sent by electronic mail or facsimile addressed as follows:
If to the Company or any Subsidiary Guarantor:
Advance Auto Parts, Inc.
2635 East Millbrook Road
Raleigh, North Carolina 27604
Facsimile: (540) 561-1448
Attention: Thomas R. Greco, President and Chief Executive Officer and Tammy Moss Finley, Executive Vice President, General Counsel and Corporate Secretary
If to the Trustee:
Wells Fargo Bank, National Association

1 Independent Drive, Suite 620
Jacksonville, Florida 32202
email: tina.gonzalez@wellsfargo.com
Attention: Corporate Trust Services – AAP Administrator
(b)    The Company, any Subsidiary Guarantor, or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
(c)    Failure to send a notice or communication to a Holder or any defect in such notice shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 11.03.    Communication by Holders with Other Holders. Holders may communicate pursuant to the Trust Indenture Act § 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act § 312(c).
Section 11.04.    Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:
(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 11.05.    Statements Required in Certificate or Opinion. (a) Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in the Indenture shall include:
(1)    a statement that the individual making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 11.06.    Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.06.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    The ownership of bearer securities may be proved by the production of such bearer securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the bearer securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such bearer securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any bearer security continues until (i) another such certificate or affidavit bearing a later date issued in respect of the same bearer security is produced, (i) such bearer security is produced to the Trustee by some other Person, (i) such bearer security is surrendered in exchange for a registered security or (i) such bearer security is no longer outstanding. The ownership of bearer securities may also be proved in any other manner which the Trustee deems sufficient.
(d)    The ownership of registered securities shall be proved by the register maintained by the Registrar.
(e)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
(f)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to the Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than six months after the record date.
(g)    The Depositary, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.
Section 11.07.    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 11.08.    Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.
Section 11.09.    Governing Law. THE INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH SUBSIDIARY GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY. To the fullest extent permitted by applicable law, the Company and each Subsidiary Guarantor hereby irrevocably submit to the non-exclusive jurisdiction of any federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to the Indenture or the Notes and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company and each Subsidiary Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company and each Subsidiary Guarantor agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon them, and may be enforced in any courts to the jurisdiction of which the Company and each Subsidiary Guarantor are subject by a suit upon such judgment; provided, that service of process is effected upon the Company and each Subsidiary Guarantor in the manner permitted by law. To the extent the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company or such Subsidiary Guarantor hereby irrevocably waives such immunity in respect of its obligations under the Indenture to the extent permitted by law.
Section 11.10.    No Recourse Against Others. No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Notes, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.
Section 11.11.    Successors. All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.
Section 11.12.    Multiple Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove the Indenture. The exchange of copies of the Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 11.13.    Table of Contents and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 11.14.    Severability. If any provision in the Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.
Section 11.15.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.16.    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused the Indenture to be duly executed as of the date first written above.

Very truly yours,

ADVANCE AUTO PARTS, INC.
ADVANCE E-SERVICE SOLUTIONS, INC.
ADVANCE STORES COMPANY, INCORPORATED
ADVANCE TRUCKING CORPORATION
B.W.P. DISTRIBUTORS, INC.
DRIVERSIDE, INC.
GENERAL PARTS DISTRIBUTION LLC
GENERAL PARTS INTERNATIONAL, INC.
GENERAL PARTS, INC.
GOLDEN STATE SUPPLY LLC
GPI TECHNOLOGIES, LLC
LEE HOLDINGS NC, INC.
MOTOLOGIC, INC.
STRAUS-FRANK ENTERPRISES LLC
WESTERN AUTO OF PUERTO RICO, INC.
WESTERN AUTO OF ST. THOMAS, INC.
WORLDPAC PUERTO RICO, LLC
WORLDPAC, INC.
WORLDWIDE AUTO PARTS, INC.

By:	/s/ Jeffrey W. Shepherd
	Name:	Jeffrey W. Shepherd
	Title:	Executive Vice President and Chief Financial Officer

ADVANCE AUTO INNOVATIONS, LLC E-ADVANCE, LLC

By:	/s/ Jeffrey W. Shepherd
	Name:	Jeffrey W. Shepherd
	Title:	Executive Vice President and Treasurer

CROSSROADS GLOBAL TRADING CORP.

By:	/s/ Jeffrey W. Shepherd
	Name:	Jeffrey W. Shepherd
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AAP FINANCIAL SERVICES, INC. ADVANCE AUTO BUSINESS SUPPORT, LLC

By:	/s/ Jeffrey W. Shepherd
	Name:	Jeffrey W. Shepherd
	Title:	President and Chief Financial Officer

ADVANCE PATRIOT, INC.

By:	/s/ Jeffrey W. Shepherd
	Name:	Jeffrey W. Shepherd
	Title:	President and Treasurer

AUTOPART INTERNATIONAL, INC.

By:	/s/ Jeffrey W. Shepherd
	Name:	Jeffrey W. Shepherd
	Title:	Vice President and Chief Financial Officer

DISCOUNT AUTO PARTS, LLC

By:	/s/ Jeffrey W. Shepherd
	Name:	Jeffrey W. Shepherd
	Title:	Vice President and Treasurer

2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

3

EXHIBIT A
[FACE OF NOTE]47
ADVANCE AUTO PARTS, INC.
3.900% Notes due 2030
[CUSIP] _______________

No.	$500,000,000
Advance Auto Parts, Inc., a Delaware corporation (the “Company”), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on April 15, 2030.
[Initial]1 Interest Rate: 3.900% per annum.
Interest Payment Dates: April 15 and October 15, commencing October 15, 2020.
Regular Record Dates: April 1 and October 1.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

____________

[1]	For Initial Notes or Additional Notes only.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	ADVANCE AUTO PARTS, INC.
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
This is one of the 3.900% Notes due April 15, 2030 described in the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
ADVANCE AUTO PARTS, INC.
3.900% Note due 2030
Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated
1.    Principal and Interest.
The Company promises to pay the principal of this Note on April 15, 2030. The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 3.900% per annum and promises to pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement. Interest on this Note shall accrue from ____________ and will be payable semi-annually on April 15 and October 15 of each year, commencing ____________, to the holders of record of the Notes at the close of business on April 1 or October 1 immediately preceding such Interest Payment Date. If an Interest Payment Date is a Legal Holiday, payment of interest shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Indenture; Note Guarantee
This is one of the Notes issued under the Indenture, dated as of April 16, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, a national banking association, as Trustee.
The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $500,000,000, but Additional Notes and Exchange Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes and Exchange Notes vote together for all purposes as a single class. This Note is guaranteed as set forth in the Indenture.
The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create or incur Liens or engage in Sale and Leaseback Transactions. The Indenture also imposes certain limitations on the ability of the Company to merge, consolidate or amalgamate with or into any other Person (other than a merger of a wholly-owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.
The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms and provisions. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
3.    Registered Form; Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
4.    Persons Deemed Owners.
The registered Holder of this Note may be treated as its owner for the purpose of making payments on this Note and for all other purposes.
5.    Optional Redemption.
The Notes may be redeemed at the option of the Company in whole at any time or in part from time to time prior to January 15, 2030 (three months prior to the Stated Maturity of the Notes) at a redemption price and on the terms set forth in the Indenture. The Notes may be redeemed at the option of the Company in whole at any time or in part from time to time on or after January 15, 2030 (three months prior to the Stated Maturity of the Notes) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
6.    Repurchase Upon a Change of Control Triggering Event.
Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as set forth in the Indenture, the Company shall be required to make an offer to each Holder to repurchase all or any part of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date as provided in, and subject to the terms of, the Indenture.
7.    Defaults and Remedies.
The Events of Default relating to this Note are defined and set forth in Section 6.01 of the Indenture. If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding plus accrued and unpaid interest to the date of acceleration. If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal amount of all the Notes then outstanding plus accrued and unpaid interest on the Notes shall ipso facto become and be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. Upon the occurrence of an Event of Default, the respective rights and obligations of the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
The Holders of a majority in principal amount of the Notes then outstanding may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes or (ii) a Default in respect of a provision that under the Indenture cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
8.    Amendment, Supplement and Waiver.
Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented or compliance by the Company or any Subsidiary Guarantor with the provisions of the Indenture or the Notes may be waived without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding affected by such amendment. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes as set forth in the Indenture.
9.    Authentication.
This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
10.    Governing Law.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
11.    CUSIP and ISIN Numbers.
The Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.
12.    Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
The Company will furnish a copy of the Indenture and the Registration Rights Agreement to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED, the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One

☐	(1)
This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐	(2)
This Note is being transferred to a Non-U.S. Person in compliance with Regulation S under the Securities Act of 1933, as amended, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐	(3)	This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

as Transferor

By
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within‑mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]
By
To be executed by an executive officer

____________

[1]
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box:
If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the principal amount of this Note you wish to have purchased (must be in minimum denominations of $2,000 and any multiples of $1,000 in excess thereof):
$_____________________.
Date:____________
Your Signature:__________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:1_____________________________

____________

[1]
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTES
The initial outstanding principal amount of this Global Note is $__________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

EXHIBIT B
SUPPLEMENTAL INDENTURE

dated as of __________, ____

among

ADVANCE AUTO PARTS, INC.
as Issuer

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO
as Subsidiary Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

Indenture
dated as of April 16, 2020

3.900% Notes due 2030

THIS SUPPLEMENTAL INDENTURE, dated as of __________, ____ (this “Supplemental Indenture”), among Advance Auto Parts, Inc., a Delaware corporation, as issuer (the “Company”), [insert each Subsidiary Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of April 16, 2020 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Indenture”), relating to the Company’s 3.900% Notes due 2030 (the “Notes”);
WHEREAS, Section 4.09 of the Indenture provides, among other things, that, if any Credit Facility Debt or Capital Markets Debt of the Company or any Subsidiary of the Company is or becomes guaranteed by any Domestic Subsidiary of the Company, then, if such Domestic Subsidiary of the Company is not already a Subsidiary Guarantor, the Company shall cause such Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall become a Subsidiary Guarantor.
WHEREAS, Section 9.01(9) of the Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of adding a Guarantee with respect to the Notes.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article Ten thereof.
Section 3. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ADVANCE AUTO PARTS, INC., as Issuer
By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT C
RESTRICTED LEGEND
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
(1) REPRESENTS THAT
(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,
(B) IT ACQUIRED THIS NOTE OR SUCH BENEFICIAL INTEREST IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, OR
(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
(A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR
(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH SECTION (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2

EXHIBIT D
DTC LEGEND
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

D-1

EXHIBIT E
REGULATION S CERTIFICATE
_________, ____
Wells Fargo Bank, National Association
Attention: DAPS – Reorg
600 South 4th Street, 7th Floor
Minneapolis, Minnesota 55415
Facsimile: (866) 969-1290
Phone: (800) 344-5128
Email: DAPSReorg@wellsfargo.com

Re:
Advance Auto Parts, Inc. (the “Company”)
3.900% Notes due 2030 (the “Notes”) issued under the Indenture, dated as of April 16, 2020 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Indenture”)

Ladies and Gentlemen:
Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
[CHECK A OR B AS APPLICABLE.]

☐	A.	This Certificate relates to our proposed transfer of $_______ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.
The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.
Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our Affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.
If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐	B.	This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.
At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.
Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.
You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date: _________________

EXHIBIT F
RULE 144A CERTIFICATE
_________, ____
Wells Fargo Bank, National Association
Attention: DAPS – Reorg
600 South 4th Street, 7th Floor
Minneapolis, Minnesota 55415
Facsimile: (866) 969-1290
Phone: (800) 344-5128
Email: DAPSReorg@wellsfargo.com

Re:
Advance Auto Parts, Inc. (the “Company”)
3.900% Notes due 2030 (the “Notes”) issued under the Indenture, dated as of April 16, 2020 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Indenture”)

Ladies and Gentlemen:
TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐	B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting are a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate, we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

F-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date: _________________

F-2

EXHIBIT G
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
CERTIFICATE OF BENEFICIAL OWNERSHIP

To:	[Wells Fargo Bank, National Association
Attention: DAPS – Reorg
600 South 4th Street, 7th Floor
Minneapolis, Minnesota 55415
Facsimile: (866) 969-1290
Phone: (800) 344-5128
Email: DAPSReorg@wellsfargo.com] OR
[Name of DTC Participant]

Re:
Advance Auto Parts, Inc. (the “Company”)
3.900% Notes due 2030 (the “Notes”) issued under the Indenture, dated as of April 16, 2020 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Indenture”)

Ladies and Gentlemen:
We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).
We hereby certify as follows:
[CHECK A OR B AS APPLICABLE.]

☐	A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐	B.
We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:
Date: _________________

[FORM II]
CERTIFICATE OF BENEFICIAL OWNERSHIP

To:	Wells Fargo Bank, National Association Attention: DAPS – Reorg 600 South 4th Street, 7th Floor Minneapolis, Minnesota 55415 Facsimile: (866) 969-1290 Phone: (800) 344-5128 Email: DAPSReorg@wellsfargo.com

Re:
Advance Auto Parts, Inc. (the “Company”)
3.900% Notes due 2030 (the “Notes”) issued under the Indenture, dated as of April 16, 2020 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Indenture”)

Ladies and Gentlemen:
This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the Indenture that, as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof, we have not received any notification from any institution to the effect that the statements made by such institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,
[Name of DTC Participant]

By:
Name:
Title:
Address:
Date: _________________

EXHIBIT H
THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

H-1